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                                                                    EXHIBIT 99.2

                            [DATAMONITOR LETTERHEAD]

August 19, 1999

To Whom It May Concern:

After reviewing the information provided by Ashford.com regarding luxury goods, Datamonitor, Inc. gives it consent for Ashford.com to reference Datamonitor, Inc. in its S-1 Filing. We found the information to be consistent with our numbers and hereby authorize Ashford.com to present is findings in any appropriate manner.

Sincerely,

JOSEPH A. DENUAREZZ
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Joseph A. Denuarezz
Human Resources Assistant